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                                                                   EXHIBIT 16(c)

Federal Securities Trust - Class C
       10/21/94 - 08/31/95

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                                                  Since            Since
                                                 Inception       Inception
                                               Average Annual       Total
                                                Total Return       Return*
                                               --------------  --------------
Initial Investment                               $1,000.00        $1,000.00

Divided by Net Asset Value                            9.16             9.16
                                                 ---------        ---------
Equals Shares Purchased                            109.170          109.170

Plus Shares Acquired through
  Dividend Reinvestment                              5.885            5.885
                                                 ---------        ---------

Equals Shares Held at 08/31/95                     115.055          115.055

Multiplied by Net Asset Value at 08/31/95             9.63             9.63
                                                 ---------        ---------
Equals Ending Value before deduction for
  contingent deferred sales charge                1,107.98         1,107.98

Less deferred sales charge                         (10.00)             0.00
                                                 ---------        ---------
Equals Ending Redeemable Value at
  $1000 Investment (ERV) at 08/31/95              1,097.98         1,107.98
                                                 ---------        ---------
Divided by $1,000 (P)                               1.0980           1.1080

Subtract 1                                          0.0980           0.1080

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)          9.80%
                                                 =========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                              10.80%
                                                                  =========
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